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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _______________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                         -----------------------------
             (Exact name of registrant as specified in its charter)


                 Delaware                                      13-2740599
                 --------                                      ----------
 (State of incorporation or organization)                 (I.R.S. Employer
                                                         Identification No.)
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

          World Financial Center
          North Tower
          250 Vesey Street
          New York, New York                                     10281
          -----------------------                                -----
(Address of principal executive offices)                      (Zip Code)

If this form relates to the                       If this form relates to the registration
registration of a class of securities             of a class of securities pursuant to
pursuant to Section 12(b) of the                  Section 12(g) of the Exchange Act and is
Exchange Act and is effective pursuant            effective pursuant to General
to General Instruction A.(c), please              Instruction A.(d), please check the
check the following box.  [X]                     following box.  [_]
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Securities Act registration statement file number to which this form relates:
333-68747
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Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class               Name of each exchange on which
     to be so registered               each class is to be registered
     -------------------               ------------------------------

   Russell 2000(R) Index*                 American
   Call Warrants Expiring                 Stock
   May   , 2001                           Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                               (Title of class)

*The use of and reference to the term "Russell 2000 Index" herein has been consented to by Frank Russell Company.
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Item 1.   Description of Registrant's Warrants to be Registered.
          -----------------------------------------------------


          The description of the general terms and provisions of the Russell 2000 Index Call Warrants expiring May , 2001 to be issued by Merrill Lynch & Co., Inc. (the "Warrants") set forth in the Preliminary Prospectus Supplement dated May 19, 1999, and the Prospectus dated May 6, 1999, attached hereto as
Exhibit 99 (A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Warrants contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-68747 which will contain the final terms and provisions of the Warrants, including the expiration date of the Warrants, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.   Exhibits.
          --------

       99 (A) Preliminary Prospectus Supplement dated May 19, 1999, and Prospectus dated May 6, 1999, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

       99 (B)  Form of Warrant.

       99 (C)  Form of Warrant Agreement between Merrill Lynch & Co., Inc. and
               Citibank, N.A., the Warrant Agent, dated as of May   , 1999.

          Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MERRILL LYNCH & CO., INC.



                              By: /s/    Lawrence M. Egan, Jr
                                  ---------------------------
                                         Lawrence M. Egan, Jr.
                                          Assistant Secretary

Date:  May 25, 1999

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